Exhibit (e)(6)(iv)

AMENDMENT NO. 2

TO THE

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

AXA DISTRIBUTORS, LLC/CLASS IB SHARES

AMENDMENT NO. 2 to the Amended and Restated Distribution Agreement (“Amendment No. 2”), dated as July 8, 2004, between EQ Advisors Trust, a Delaware business trust (the “Trust”) and AXA Distributors, LLC, a Delaware corporation (the “Distributor”).

The Trust and the Distributor agree to modify and amend the Amended and Restated Distribution Agreement relating to Class IB Shares dated as of July 15, 2002 (the “Agreement”) and as amended by Amendment No. 1 dated as of May 2, 2003, unless defined herein to the contrary, shall have the meaning given such terms in the Agreement.

1. Appendix A. Appendix A to the Agreement, setting forth the Portfolios of the Trust for which the Distributor is authorized to distribute Class IB Shares, is hereby replaced in its entirety by Appendix A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 2 as of the date first above set forth.

EQ ADVISORS TRUST		AXA DISTRIBUTORS, LLC

By:	/s/ Steven M. Joenk	By:	/s/ Jerald Hampton
	Steven M. Joenk		Jerald Hampton
	President and Chief Executive Officer		Chairman of the Board, President and Chief Executive Officer

APPENDIX A

AMENDMENT NO 2 TO THE

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

CLASS IB SHARES

EQ/Alliance Common Stock Portfolio

EQ/Alliance Growth and Income Portfolio

EQ/Alliance Intermediate Government Securities Portfolio

EQ/Alliance International Portfolio

EQ/Alliance Quality Bond Portfolio

EQ/Alliance Small Cap Growth Portfolio

EQ/Alliance Premier Growth Portfolio

EQ/Bernstein Diversified Value Portfolio

EQ/Calvert Socially Responsible Portfolio

EQ/Capital Guardian International Portfolio

EQ/Capital Guardian Research Portfolio

EQ/Capital Guardian U.S. Equities Portfolio

EQ/Emerging Markets Equity Portfolio

(fka EQ/Morgan Stanley Emerging Markets Equity Portfolio)

EQ/Equity 500 Index Portfolio

(fka Alliance Equity Index Portfolio)

EQ/Evergreen Omega Portfolio

EQ/FI Mid Cap Portfolio

EQ/FI Small/Mid Cap Value Portfolio

(fka Warburg Pincus Small Company Value Portfolio)

EQ/Janus Large Cap Growth Portfolio

EQ/J.P. Morgan Core Bond Portfolio

(fka JPM Core Bond Portfolio)

EQ/Lazard Small Cap Value Portfolio

EQ/Marsico Focus Portfolio

EQ/Mercury Basic Value Equity Portfolio

(fka Merrill Lynch Basic Value Equity Portfolio)

EQ/Mercury International Value Portfolio

(fka EQ/Putnam International Equity Portfolio)

EQ/MFS Emerging Growth Companies Portfolio

EQ/MFS Investors Trust Portfolio

(fka EQ/MFS Investors Growth Portfolio)

EQ/Money Market Portfolio

EQ/Putnam Growth & Income Value Portfolio

EQ/Putnam Voyager Portfolio

(fka EQ/Putnam Investors Growth Portfolio)

EQ/Small Company Index Portfolio

(fka BT Small Company Index Portfolio)